UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 19, 2017 (June 13, 2017)

LINN ENERGY, INC.
(Exact name of registrant specified in its charter)

Delaware	000-51719	81-5366183
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
Of Incorporation)	File Number)	Identification No.)

600 Travis Street Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)
(281) 840-4000
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.01.    Entry into a Material Definitive Agreement.
Linn Chisolm Trail Cryogenic Gas Plant Construction Agreements
On June 13, 2017, Linn Midstream, LLC (“Midstream”), a wholly owned subsidiary of Linn Energy, Inc., entered into 1) an Engineering and Construction Agreement (the “Construction Agreement”) with BCCK Engineering Incorporated (“BCCK”), pursuant to which BCCK will engineer, construct and test the gas processing facility to be known as the Linn Chisholm Trail Cryogenic Gas Plant to be located in Grady County, Oklahoma (the “Plant”) for a contract price of approximately $31 million, payable in installments and subject to adjustments as provided in the Construction Agreement and; and 2) an Equipment Supply Agreement with BCCK (the “Equipment Agreement” and together with the Construction Agreement, the “Agreements”), pursuant to which BCCK will fabricate or procure and supply the equipment necessary for construction of the Plant for a contract price of approximately $58 million, payable in installments and subject to adjustments as provided in the Equipment Agreement. In accordance with the Agreements, construction on the Plant is expected to be complete in the second quarter of 2018 with certain liquidated damages payable by BCCK if the deadlines in the Agreements are not met.
The foregoing description of the Agreements and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Agreements, which will be filed with the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2017.
Cautionary Note Regarding Forward-Looking Statements
Certain statements in this Current Report on Form 8-K are forward-looking and are based upon the Company’s current belief as to the outcome and timing of future events. All statements, other than statements of historical facts, that address activities that the Company plans, expects, believes, projects, estimates or anticipates will, should or may occur in the future are forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements herein include, but are not limited to, the ability to timely complete construction on the Plant and the risk factors and known trends and uncertainties as described in the Company’s Annual Report on Form 10-K as filed with the Securities and Exchange Commission. These and other important factors could cause actual results to differ materially from those anticipated or implied in the forward-looking statements. Please read “Risk Factors” in the Company’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other public filings. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 19, 2017	LINN ENERGY, INC.

	By:	/s/ Candice J. Wells
		Name:	Candice J. Wells
		Title:	Senior Vice President, General Counsel and Corporate Secretary